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                                                       Exhibit No. EX-99.6(a)(2)

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                         Effective               , 2003
                                   --------------

Funds of the Trust                                   Advisory Fees
------------------                                   -------------
Gartmore Nationwide Fund                   0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)      0.575% on assets of $250 million and more but less than $1 billion
Gartmore Growth Fund                       0.55% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Growth Fund)          0.525% on assets of $2 billion and more but less than $5 billion
                                           0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund          0.70% on assets up to $250 million
(formerly Nationwide Value Opportunities   0.675% on assets of $250 million and more but less than $1 billion
   Fund)                                   0.65% on assets of $1 billion and more but less than $2 billion
                                           0.625% on assets of $2 billion and more but less than $5 billion
                                           0.60% for assets of $5 billion and more

Gartmore Millennium Growth Fund            1.03% on assets up to $250 million
(formerly Nationwide Mid Cap Growth        1.00% on assets of $250 million and more but less than $1 billion
   Fund)                                   0.97% on assets of $1 billion and more but less than $2 billion
                                           0.94% on assets of $2 billion and more but less than $5 billion
                                           0.91% for assets of $5 billion and more

Nationwide Growth Focus Fund/1/            0.80% on assets of $500 million and more but less than $2 billion
                                           0.90% on assets up to $500 million
                                           0.75% on assets of $2 billion and more

Gartmore Global Technology and             0.98% of the Fund's average daily net assets
Communications Fund
(formerly Nationwide Global Technology
   and Communications Fund

Gartmore Global Health Sciences Fund       1.00% of the Fund's average daily net assets
(formerly Nationwide Global Life
   Sciences Fund)

Gartmore U.S. Growth Leaders Fund/2/       0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and        0.80% on the next $1.5 billion in assets
   Gartmore Growth 20 Fund)                0.75% on assets of $2 billion and more

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
Gartmore Nationwide Leaders Fund           0.90% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)      0.80% on the next $1.5 billion in assets
                                           0.75% on assets of $2 billion or more

Gartmore Micro Cap Equity Fund             1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund               0.75% of the Fund's average daily net assets

Gartmore Long-Short Equity Plus Fund       1.50% on assets up to $250 million
                                           1.25% on assets of $250 million or more

                                    EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust
                          Effective                , 2003
                                    --------------
                                     Page 2

Funds of the Trust                                   Advisory Fees
------------------                                   -------------
Gartmore Nationwide Principal              0.40% of the Fund's average daily net assets during Offering Period
Protected Fund/3/                          0.60% of the Fund's average daily net assets during Guarantee Period and Post Guarantee Period

Gartmore Long-Short Fund                   1.50% on assets up to $250 million
                                           1.25% on assets of $250 million and more

Gartmore Market Neutral Bond Plus Fund     1.50% on assets up to $250 million
                                           1.25% on assets of $250 million and more

NorthPointe Small Cap Value Fund           0.85% of the Fund's average daily net assets

Gartmore Bond Fund                         0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)            0.475% on assets of $250 million and more but less than $1 billion
Gartmore Tax Free Income Fund              0.45% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Tax Free              0.425% on assets of $2 billion and more but less than $5 billion
   Income Fund)                            0.40% for assets of $5 billion and more

Gartmore Government Bond Fund
(formerly Nationwide Government
   Bond Fund)

Gartmore High Yield Bond Fund              0.55% on assets up to $250 million
(formerly Nationwide High Yield            0.525% on assets of $250 million and more but less than $1 billion
   Bond Fund)                              0.50% on assets of $1 billion and more but less than $2 billion
                                           0.475% on assets of $2 billion and more but less than $5 billion
                                           0.45% for assets of $5 billion and more

Gartmore Money Market Fund                 0.40% on assets up to $1 billion
(formerly Nationwide Money                 0.38% on assets of $1 billion and more but less than $2 billion
   Market Fund)                            0.36% on assets of $2 billion and more but less than $5 billion
                                           0.34% for assets of $5 billion and more

Nationwide S&P 500 Index Fund              0.13% on assets up to $1.5 billion
                                           0.12% on assets of $1.5 billion and more but less than $3 billion
                                           0.11% on assets of $3 billion and more

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
Nationwide Small Cap Index Fund            0.20% of average daily net assets

Nationwide Mid Cap Market Index Fund       0.22% of average daily net assets

Nationwide International Index Fund        0.27% of average daily net assets

Nationwide Bond Index Fund                 0.22% of average daily net assets

Gartmore Large Cap Value Fund              0.75% on assets up to $100 million
(formerly Prestige Large Cap               0.70% on assets of $100 million and more
   Value Fund and Nationwide
   Large Cap Value Fund)

                                    EXHIBIT A
                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust
                          Effective                , 2003
                                    --------------
                                        Page 3

Funds of the Trust                                                      Advisory Fees
------------------                                                      -------------
Nationwide Large Cap Growth Fund                                        0.80% on assets up to $150 million
(formerly Prestige Large Cap Growth                                     0.70% on assets of $150 million and more
   Fund)

Nationwide Small Cap Fund                                               0.95% on assets up to $100 million
(formerly Prestige Small Cap Fund)                                      0.80% on assets of $100 million and more

Gartmore Investor Destinations Aggressive Fund                          0.13% of average daily net assets
(formerly Investor Destinations Aggressive Fund and
    Nationwide Investor Destinations Aggressive Fund)

Gartmore Investor Destinations Moderately Aggressive Fund
(formerly Investor Destinations Moderately Aggressive Fund and
    Nationwide Investor Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate Fund
(formerly Investor Destinations Moderate Fund and
    Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund
(formerly Investor Destinations Moderately Conservative Fund and
    Nationwide Investor Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund
(formerly Investor Destinations Conservative Fund and
    Nationwide Investor Destinations Conservative Fund)

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/1/  Performance Fee for the Nationwide Growth Focus Fund.
This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months** preceding the end of that month, relative to

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the investment performance of the Fund's benchmark, the Russell 1000 Growth
Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the Russell 1000 Growth Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million              +/- 22 basis points
Next $1.5 billion in assets                +/- 18 basis points
Assets of $2 billion and more              +/- 16 basis points

The investment performance of the Nationwide Growth Focus Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Russell 1000 Growth Index Performance:

The performance of the Russell 1000 Growth Index for a calculation period, expressed as a percentage of the Russell 1000 Growth Index, at the beginning of such period will be the sum of: (1) the change in the level of the Russell 1000 Growth Index during such period; and (2) the value, as calculated consistent with the Russell 1000 Growth Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Russell 1000 Growth Index. For this purpose, cash distributions on the securities that comprise the Russell 1000 Growth Index will be treated as if they were reinvested in the Russell 1000 Growth Index at least as frequently as the end of each calendar quarter following payment of the dividend.

** After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty six months after commencement of operations, the performance fee will be applied completely.

/2/  Performance Fee for the Gartmore U.S. Growth Leaders Fund.

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months*** preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million              +/- 22 basis points
Next $1.5 billion in assets                +/- 18 basis points
Assets of $2 billion and more              +/- 16 basis points

the investment performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the fund. for this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of

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business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

*** After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty-six months after commencement of operations, the performance fee will be applied completely.

/3/  Fee Structure for the Gartmore Nationwide Principal Protected Fund.
The Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period, and the advisory fee varies during these periods. During the Guarantee Period, if the Fund enters a "Zero Coupon Investment Period" as described in the Fund's registration statement, the advisory fee will be decreased to 0.25% for the remainder of the Guarantee Period.

GARTMORE MUTUAL FUND CAPITAL TRUST         GARTMORE MUTUAL FUNDS


By:                                        By:
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Title:                                     Title:
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